EXHIBIT 23.2


                         Consent of Independent Auditors



The Board of Directors
Insilco Holding Corporation:


We consent to the use of our audit report dated January 30, 1998, except as to Note 21, which is as of June 8, 1998, and Note 2, which is as of July 7, 1998, on the consolidated financial statement schedule of Insilco
Corporation as of December 31, 1997 and 1996 and for each of the yearsin the three-year period then ended incorporated herein by reference.


					     /s/ KPMG Peat Marqick LLP
					     --------------------------
						 KPMG Peat Marwick LLP
Columbus, Ohio
November 9, 1998